SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                USA DIGITAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     Board of Directors -- USA Digital, Inc.

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:


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2)   Aggregate number of securities to which transaction applies:


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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:


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5)   Total fee paid:


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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:


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     2)   Form, Schedule or Registration Statement No.:


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     3)   Filing Party:


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     4)   Date Filed:


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

                                                         August 18, 2000


Dear Shareholder:

     You are cordially invited to attend the year 2000 Annual Meeting of Shareholders of USA Digital, Inc. (the "Company"), which will be held on September 21, 2000 at 11:00 a.m., local time, at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, FL 33602 (the "Annual Meeting").

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of the Company, and you will have an opportunity to ask questions.

     The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

     Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU CANNOT ATTEND.

     On behalf of the Board of Directors and the employees of the Company, we thank you for your continued support and look forward to seeing you at the Annual Meeting.


                                         Sincerely yours,

                                         /s/ Peter J. Lyons
                                         ------------------

                                         Peter J. Lyons
                                         Chief Executive Officer and a Director

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


                                USA DIGITAL, INC.
                             100 WEST LUCERNE CIRCLE
                                    SUITE 600
                                ORLANDO, FL 32801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                          DATE:  THURSDAY, SEPTEMBER 21, 2000
                          TIME:  11:00 A.M., LOCAL TIME
                          PLACE: TAMPA MARRIOTT WATERSIDE
                                 700 SOUTH FLORIDA AVENUE
                                 TAMPA, FL  33602

At our 2000 Annual Meeting, we will ask you to:

     1. Elect four directors to serve for a one year term to expire at the 2001 annual meeting. The following directors are the Board of Directors' nominees:

          Peter J. Lyons                     Mark D. Cobb
          Donald E. Darden                   Daniel J. Montague

     2. Ratify the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending March 31, 2001;

     3. Transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     You may vote at the Annual Meeting if you were a shareholder of the Company at the close of business on August 15, 2000, the record date.


                                   By Order of the Board of Directors,

                                   /s/ Peter J. Lyons
                                   ------------------

                                   Peter J. Lyons
                                   Chief Executive Officer and a Director

August 18, 2000
Orlando, Florida


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND MARK THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

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



                               GENERAL INFORMATION

GENERAL

     We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual
Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

     We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about August 18, 2000 to all shareholders entitled to vote. If you owned common stock of the Company at the close of business on August 15, 2000, the record date, you are entitled to vote at the Annual
Meeting. On the record date, there were 9,754,070 shares of common stock outstanding.

QUORUM

     A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

VOTING RIGHTS

     You are entitled to one vote at the Annual Meeting for each share of the common stock of the Company that you owned as of record at the close of business on August 15, 2000. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

     You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. IF YOU SIGN THE PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES, YOUR PROXY WILL VOTE YOUR SHARES FOR EACH OF THE PROPOSALS IDENTIFIED IN THE NOTICE OF THE ANNUAL MEETING.

     If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

VOTE REQUIRED

     For the election of directors under Proposal 1, the nominees who receive the most votes will be elected. Under this voting standard, a failure to vote or an indication of "WITHHOLD AUTHORITY" on your proxy card with respect to any nominee will not count "FOR" or "AGAINST" that nominee. A broker non-vote will have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director. You may not vote your shares cumulatively for the election of directors.

     In order to implement each of Proposal 2 and Proposal 3, we must obtain the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on each proposal. Under this voting standard, shares as to which the "ABSTAIN" box has been selected on the proxy card will count as shares represented and entitled to vote and will be treated as votes "AGAINST" a proposal. Shares for which no vote is cast with respect to a proposal will be treated as shares that are not represented and will have no effect on the outcome of the vote for that proposal. A broker non-vote with respect to either of these proposals will be treated as shares that are not represented and will have no effect on the outcome of that proposal.

CONFIDENTIAL VOTING POLICY

     The Company maintains a policy of keeping shareholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is exercised by:

o    Filing with the secretary a letter revoking the proxy;

o    Submitting another signed proxy with a later date; and

o Attending the Annual Meeting and voting in person, provided you file a written revocation with the secretary of the Annual Meeting prior to the voting of such proxy.

     IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR SHAREHOLDER OF RECORD TO VOTE PERSONALLY AT THE ANNUAL MEETING. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

SOLICITATION OF PROXIES

     The Company will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of the Company may solicit proxies by:

o    mail;

o    telephone; and

o    other forms of communication.

     We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

OBTAINING AN ANNUAL REPORT ON FORM 10-KSB

     If you would like a copy of our Annual Report on Form 10-KSB and audited financials for the year ended March 31, 2000, which has been filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

     Mark D. Cobb, President
     USA Digital, Inc.
     P.O. Box 172574
     Tampa, FL 33672









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                                       3

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains common stock ownership information for each director, and all directors and executive officers of the Company as a group, and persons known to the Company to "beneficially own" 5% or more of the Company's common stock as of June 30, 2000. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and with the Company. "Voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. All persons shown in the table below have sole voting and investment power, except as otherwise indicated.

                                 POSITION WITH THE       AMOUNT AND NATURE OF    PERCENT OF COMMON
            NAME                     COMPANY             BENEFICIAL OWNERSHIP   STOCK OUTSTANDING (1)
---------------------------   ------------------------  ----------------------  ---------------------
Mark D. Cobb                  President and Director          1,834,495 (2)            18.6%
                              Vice President of
Kenneth D. Allen              Operations                        120,000                 1.2%
Donald E. Darden              Director                           70,000                  *
                              Chief Executive Officer
Peter J. Lyons                and Director                      500,000 (3)             4.9%
Daniel J. Montague            Director                           50,000 (4)              *
Bell Entertainment, Inc.      Shareholder                       781,260 (5)             7.8%
Dunn Capital Corp., Inc.      Shareholder                     2,009,495 (6)            20.3%
All directors and executive
officers as a group                                           2,574,495 (2)(3)(4)      25.2%

---------------
*    Less than 1.0%.
(1) Percentages with respect to each person or group of persons have been calculated on the basis of 9,754,070 shares of common stock, the total number of shares of the Company's common stock outstanding as of June 30, 2000, plus the number of shares of common stock which such person or group has the right to acquire within 60 days after June 30, 2000.
(2) Does not include options to purchase 250,000 shares of the common stock at $1.25 per share or options to purchase 500,000 shares of common stock at $1.50 per share.
(3) Includes options to purchase 400,000 shares of common stock at prices ranging from $0.50 to $1.75 per share. Does not include options to purchase 1,000,000 shares of common stock at prices ranging from $1.75 to $3.00.
(4) Includes options to purchase 50,000 shares of common stock at $6.75 per share.
(5) Includes options to purchase 125,000 shares of common stock at $0.75 per share. Does not include options to purchase 125,000 shares of common stock at $1.25 per share or options to purchase 250,000 shares of common stock at $1.50 per share. Bell Entertainment, Inc. is owned and controlled by Elliot
     L. Bellen.
(6) Does not include options to purchase 250,000 shares of common stock at $1.25 per share or options to purchase 500,000 shares of common stock at $1.50 per share. Dunn Capital Corp. is owned and controlled by Rose Strohmeyer Bosso and William J. Bosso.

                  DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

              -----------------------------------------------------

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

              -----------------------------------------------------


GENERAL

     The Board has nominated four persons for election as directors at the Annual Meeting. The nominees are currently serving on the Company's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2001, or until their successors have been elected.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

NOMINEES

                                     TERM                                                    DIRECTOR
NOMINEES                 AGE(1)     EXPIRES       POSITION(S) HELD WITH THE COMPANY           SINCE
-----------------        ------     -------      -------------------------------------       --------
Mark D. Cobb               51        2000         President and Director                       1999
Donald E. Darden           53        2000         Director                                     1999
Peter J. Lyons             54        2000         Chief Executive Officer and Director         1999
Daniel J. Montague         64        2000         Director                                     2000

---------------
(1) As of June 30, 2000

     The principal occupation and business experience of each nominee for election as director is set forth below.

NOMINEES

     MARK D. COBB has been the President, Chief Operating Officer and Director of the Company since its inception, and served as its Chief Executive Officer from inception through February 1, 2000. Mr. Cobb has more than 20 years of telecommunications experience. From 1996-1998, he was employed as Chief Operating Officer by TSC, a full service facility-based carrier, located in Tampa, Florida. Under Mr. Cobb's leadership TSC grew from $100,000 monthly billings to $2.5 million a month in just a twelve month period. Prior to that he was Vice President of Sales & Marketing for Phone One, Inc. which was acquired by Intermedia Communications, Inc. in December of 1994, where he pioneered a wholesale division and generated more than $23 million in contracts in less than six months. Mr. Cobb has also held management positions with AT&T, ITT, ATC/Microtel, Southern Bell and Metromedia. In addition to his successful career in the telecommunications industry, Mr. Cobb enjoyed a distinguished career as a U.S. Army helicopter pilot, flying 2,000 hours of combat time in Vietnam. Mr. Cobb left active duty as a Captain at the age of 23 having earned the following military awards: Distinguished Flying Cross, Bronze Star, 38 Air Medals, Air Medal w/Combat V for Valor, Navy Commendation Medal w/Combat V, Vietnamese Cross of Gallantry/Bronze Star, Army Commendation Medal, Good Conduct Ribbon, and National Defense Ribbon.

     DONALD E. DARDEN has been a director of the Company since its inception. From 1973 to present, Mr. Darden has run an architectural firm located in Tallahassee, Florida.

     PETER J. LYONS has been the Company's Chief Executive Officer since February 1, 2000 and a director of the Company since July 1, 1999. Mr. Lyons has more than 35 years of telecommunications experience. From 1998-June 1, 1999, Mr. Lyons was President & General Manager of the Broad Band Carrier Division of Siemens ICN. From 1996-1998, he was Vice President of the DCO & AIN Business Units for Siemens Telecom Networks, where he was credited with bringing in $31 million net profit from previously abandoned Narrow Band Switching Product. From 1988-1996, Mr. Lyons was Director of OCC/CAP Sales at Siemens Stromberg-Carlson. Mr. Lyons is a member of the International Engineering Consortium (IEC) Executive Advisory Council. In 1999 he received Telecom Business Magazine's Outstanding Achievement Award for Leadership & Vision in telecommunications.

     DANIEL J. MONTAGUE has been a director of the Company since April 25, 2000. Mr. Montague has more than 25 years of telecommunications experience and is currently a founder, vice president and treasurer of Intellysis Capital Advisors, LLC, a venture capital firm. From July 1998 to July 1999, he was treasurer and corporate secretary for Second Century Communication, Inc. He was an independent consultant from August 1993 to June 1998 and served as Vice President, Chief Financial Officer and Corporate Secretary for Intermedia Communications, Inc. From September 1990 to July 1993, he was responsible for financial matters during its transition to a public company. From 1982 to 1990, Mr. Montague was Managing Director and Chief Financial Officer for Southport Financial Corporation and, from 1968 to 1982, held a number of financial management assignments with telecommunications subsidiaries of ITT.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.








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                                       6

               INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

BOARD OF DIRECTORS

     The Company's Board of Directors currently consists of four members. The Company's Certificate of Incorporation provides that the terms of all of the directors expire at each Annual Meeting.

     The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

     The Board of Directors held 36 meetings during the fiscal year ended March 31, 2000. Each incumbent director attended at least 75% of the meetings of the Board of Directors, plus meetings of committees on which that particular director served during this period.

COMMITTEES OF THE BOARD

     The Board of Directors of the Company has established the following committees:

AUDIT                       The Audit Committee oversees the audit process.  Directors Cobb, Darden
COMMITTEE                   and Montague currently serve as members of the committee.  Mr. Montague is the Chairman of the Committee.  The Audit Committee did not meet in the
                            1999 fiscal year.

     The Board of Directors, acting as the nominating committee, met in June 2000 to select the nominees for election as directors at the Annual Meeting.

DIRECTORS' COMPENSATION

     Meeting Fees. Currently, non-employee directors of the Company do not receive any fees for attending directors meetings.

     We do not compensate our employee-directors for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following individuals are executive officers of the Company, and hold the offices set forth below opposite their names.

     KENNETH D. ALLEN, age 44, has served as Vice President of Operations since the Company's inception. Mr. Allen has more than 21 years of managerial experience in the telecommunications industry with an emphasis on operations, MIS and technical support. From 1996-1998 he was Vice President of Operations/Business Development at Melbourne International Communications Ltd., Melbourne, Florida, where his duties included responsibility for all operations including MIS, Switching, Technical and Customer Service. Prior to that Mr. Allen was employed at Ameritech Communications, Inc., Rosemont, Illinois, as a Director Product Marketing Manager where he designed and managed a network that handled a $75 million customer base. Additionally, Mr. Allen has held managerial positions with Phonetel Technologies, Inc., LCI International and MCI Communications.

     The Board of Directors annually elects the executive officers of the Company. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth cash and noncash compensation for the fiscal years ended March 31, 2000 and 1999 awarded to or earned by Peter J. Lyons, the Company's Chief Executive Officer, and Mark D. Cobb, the Company's President. No other officer's total annual salary and bonus for the fiscal years 1999 or 1998 was in excess of $100,000.

                                    ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                           ---------------------------------------   ---------------------------------      ALL OTHER
  NAME AND PRINCIPAL       FISCAL                                     RESTRICTED STOCK                     COMPENSATION
      POSITIONS             YEAR        SALARY ($)          BONUS         AWARD ($)       OPTIONS (#)          ($)
----------------------     --------   ------------         -------   ------------------  -------------     ------------
Peter J. Lyons, Chief       1999        26,666 (1)            --              --           1,400,000            --
Executive Officer           1998            --                --              --                  --            --

Mark D. Cobb, President     1999       108,000                --              --                  --            --
                            1998       108,000                --              --           1,500,000            --

---------------
(1) Represents amount paid to Mr. Lyons for services as the Company's Chief Executive Officer in 1999. Mr. Lyons' annual salary is $160,000.

CERTAIN EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

     Employment Agreements. On January 5, 1999, the Company entered into an employment agreement with Mark D. Cobb. The agreement is for a period of five years at which time it can be renewed by mutual agreement of both parties. The agreement may be terminated at the mutual agreement of both parties. However, unless Mr. Cobb is terminated for gross malfeasance, the Company is obligated to pay him all salary and benefits otherwise due for the remaining term of the agreement in the event his employment terminates. The agreement provides for a minimum base salary of $96,000. Under the agreement, Mr. Cobb was also granted an option to purchase 1,500,000 shares of Company common stock at exercise prices per share ranging from $.50 to $1.50. This option vests in varying installments on annual vesting dates from January 5, 1999 to January 15, 2002. All options granted to Mr. Cobb expire five years from their initial vesting date.

     The Company entered into employment agreement with Kenneth D. Allen on January 1, 2000 and an employment agreement with Peter J. Lyons on February 1, 2000. The initial term of each agreement is five years from its effective date. After the expiration of this initial term, each agreement automatically will be extended for successive one year renewal terms unless either the executive or the Company gives prior notice to the contrary. The agreements provide for minimum base salaries of $160,000 in the case of Mr. Lyons and $84,000 in the case of Mr. Allen. Under his employment agreement, Mr. Lyons was granted an option to purchase 200,000 shares of Company common at an exercise price of $1.75 per share. This option is exercisable immediately. Pursuant to the agreement, Mr. Lyons was also granted an option to purchase 1,000,000 shares of Company common stock at exercise prices per share ranging from $1.75 to $3.00. This option vests in varying installments on annual vesting dates from February 1, 2001 through February 1, 2004. All options granted to Mr. Lyons expire five years from their initial vesting date.

     The Company may terminate Mr. Lyon's or Mr. Allen's employment, and each executive may resign, with or without cause. However, if the executive is terminated without cause or resigns after a demotion or diminution of responsibility, the executive will be entitled to severance benefits equal to the aggregate of all salary payments that would otherwise be due the executive for each month remaining in the employment agreement. The employment agreements also provide certain uninsured disability benefits. Under the employment agreements, Mr. Lyons and Mr. Allen are subject to non-compete and non-solicitation covenants during their period of employment and for a period of one year thereafter.

     1998 Compensatory Stock Option Plan. The Stock Option Plan ("Stock Option Plan") has been adopted by the Board of Directors of the Company and approved by the Company's stockholders. The purpose of the Stock Option Plan is to promote the growth of the Company and its affiliates by linking the incentive compensation of officers, key executives and directors with the profitability of the Company. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. The Company has reserved an aggregate of 1,500,000 shares of Common Stock for issuance upon the exercise of stock options granted under the Plan.

     The Stock Option Plan is administered by the members of the Board's Compensation Committee who are disinterested directors ("Option Committee"). The Stock Option Plan does not provide for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and provides only for the grant of non-qualified stock options to purchase Common Stock of the Company ("Options") to eligible employees. The Option Committee has discretion under the Stock Option Plan to establish certain material terms of the Options granted to officers and employees provided such grants are made in accordance with the Plan's requirements.

     All costs of the Stock Option Plan are borne by the Company. The Company has reserved the right to amend or terminate the Plan, in whole or in part, subject to the requirements of all applicable laws.

     The following table summarizes the grants that were made to the Named Executive Officers during fiscal 2000.

                     OPTION/SAR GRANTS IN FISCAL YEAR STOCK
                                INDIVIDUAL GRANTS

                                               SECURITIES         PERCENT OF
                                               UNDERLYING     OPTIONS/SARS-GRANTED
                                              OPTIONS/SARS   TO EMPLOYEES IN FISCAL    EXERCISE OR BASE      EXPIRATION
                    NAME                      GRANTED (#)1          YEAR (%)         PRICE ($ PER SHARE)        DATE
--------------------------------------------  ------------   ----------------------  -------------------     ----------
Peter J. Lyons, Chief Executive Officer and
Director                                        100,000               98.59                     .50            5/31/04
                                                100,000                                        1.50           12/22/04
                                                200,000                                        1.75            1/31/05
                                                250,000                                        1.75            1/31/06
                                                250,000                                        2.00            1/31/07
                                                250,000                                        2.50            1/31/08
                                                250,000                                        3.00            1/31/09
Mark D. Cobb, President and Director                 --                                          --                 --

------------------
(1) The options granted to Mr. Lyons become exercisable as follows: 100,000 on June 1, 1999; 100,000 on December 23, 1999; 250,000 on February 1, 2001;
     250,000 on  February 1, 2002;  250,000 on February 1, 2003;  and 250,000 on
     February 1, 2004.

     1998 Employee Stock Compensation Plan. The 1998 Employee Stock Compensation Plan (the "Compensation Plan") is intended to further the growth of the Company and its affiliates by supporting and increasing the Company's ability to attract, retain and compensate officers and key employees of the Company. The Compensation Plan is not subject to ERISA and is not a tax-qualified plan. The Company has reserved 1,000,000 shares of Common Stock for issuance under the Compensation Plan.

     The Compensation Committee of the Board of Directors ("Committee") will be responsible for the administration of the Compensation Plan and will have sole power to award Common Stock under the Compensation Plan. Subject to the express provisions of the Compensation Plan, the Committee shall have full authority and sole and absolute discretion to interpret the Compensation Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determination of those eligible to receive an award shall rest in the sole discretion of the Committee, subject to the provisions of the Compensation Plan. Awards may be made as compensation for services rendered, directly or in lieu of other compensation payable, as a bonus in recognition of past service or performance or may be sold to an employee.

     The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the common stock, which was $3.25 per share. Neither Peter Lyons nor Mark Cobb exercised any vested options during the fiscal year ended March 31, 2000.

     AGGREGATED OPTIONS IN 1999 FISCAL YEAR AND 1999 FISCAL YEAR END OPTIONS

                                                       NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN THE
                                                         UNEXERCISED OPTIONS/SARS AT      MONEY OPTIONS/SARS AT FISCAL
                                                             FISCAL YEAR END (#)                 YEAR END (1) ($)
NAME                                                      EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
----------------------------------------------------   --------------------------------   ----------------------------
Peter J. Lyons, Chief Executive Officer and Director          400,000/1,000,000                  750,000/937,500
Mark D. Cobb, President and Director                           750,000/750,000                 1,875,000/1,375,000

------------------
(1) The closing price per share of common stock on March 31, 2000 was $3.25, and options have exercise prices ranging from $0.50 to $3.00 per share, which equals spreads of $2.75 per share to $0.25 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 5, 1999, effective November 10, 1998, the Company entered into a five year consulting agreement with Dunn Capital Corp., beneficial owner of approximately 20.3% of the Company's common stock, whereby the Company will be provided with advice with regard to corporate finance, evaluations of business partners, mergers and acquisitions and such other matters as requested. This agreement may be extended by mutual written agreement of the parties. As consideration for the services provided, the Company issued 300,000 shares of the Company's common stock as a signing bonus. The Company pays a monthly fee of $8,000 in semi-monthly installments. As additional compensation, the Company issued a total of 1,500,000 options, exercisable at annual intervals ranging from January 5, 1999 to February 15, 2002 at varying exercise prices from $.50 to $1.50. The Company also agreed to pay the organization a 2% finders fee, payable in cash or stock at the Company's election, on the total value of any acquisition, merger, reverse-merger and/or equity or debt financing introduced to the Company. In addition, the Company shall provide the organization with a monthly unaccountable expense allowance of $2,500.

     On February 17, 2000, the Company issued 210,000 shares of restricted stock to Dunn Capital Corporation at $.50 per share. Dunn Capital Corp. paid for the shares by converting accrued, but unpaid, consulting fees to equity in the Company.

     On January 5, 1999, effective November 10, 1998, the Company entered into a two year consulting agreement with Bell Entertainment, Inc., beneficial owner of approximately 8.0% of the Company's common stock, whereby the Company will be provided with advice with regard to corporate finance, evaluations of business partners, mergers and acquisitions and such other matters as requested. This agreement may be extended by mutual written agreement of the parties. As consideration for the services provided, the Company shall pay a monthly fee of $5,000, plus $200/hour for any time in excess of 50 hours in any calendar month. As additional compensation, the Company issued a total of 875,000 options, exercisable at annual intervals ranging from January 5, 1999 to February 15, 2002 at varying exercise prices between $.50 to $1.50.

     During fiscal year 1999, the Company issued 200,000 shares of common stock to Bell Entertainment, Inc. at $.50 per share in connection with private placements of the Company's common stock pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended. Bell Entertainment paid for the shares by converting accrued, but unpaid, consulting fees to equity in the Company.

     All future affiliated transactions will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from an unaffiliated third party. A majority of the independent, disinterested members of the Company's Board of Directors must approve future affiliated transactions and forgiveness of loans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and any person holding more than ten percent of the Company's common stock, file with the SEC reports of ownership and changes in ownership, and that such individuals furnish the Company with copies of the reports. The following officers, directors, or shareholders of more than ten percent of the Company's common stock failed to file their Initial Statement of Beneficial Ownership on Form 3 required by Section 16(a) on a timely basis: Kenneth D. Allen, Mark D. Cobb, Donald E. Darden, Peter J. Lyons and Dunn Capital Corp. However, based solely on our review of the copies of such reports that we have received, or written representations from certain reporting persons, we believe that all of our executive officers, directors and shareholders of more than ten percent of the Company's common stock have complied with all Section 16(a) filing requirements applicable to them, as of the date of this proxy statement.






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                                       11

              -----------------------------------------------------

                                   PROPOSAL 2

                           RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

              -----------------------------------------------------


     The Board of Directors has appointed Ernst & Young LLP to act as the independent public accountants for the Company for the fiscal year ending March 31, 2001, and we are asking shareholders to ratify the appointment. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting.

     On May 3, 2000, USA Digital declined to reappoint its independent public accountant, Weinberg & Company, P.A. ("Weinberg") for the fiscal year ended March 31, 2000. The decision to decline to reappoint Weinberg as the Company's independent public accountant was recommended and approved by the Board of Directors.

     During the two most recent fiscal years ending on March 31, 2000 and March 31, 1999, the financial statements of the Company did not contain any adverse opinion or a disclaimer of opinion, and the financial statements did not contain any qualified or modified opinion as to uncertainty, audit scope or accounting principles. In addition, there were no disagreements between the Company and Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Weinberg's satisfaction, would have caused Weinberg to make reference in connection with its report to the subject matter of the disagreement.

     Effective May 3, 2000, the Company appointed Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 2000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.









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                                       12

              -----------------------------------------------------

                                   PROPOSAL 3

         AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO
          DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY
          PROPERLY COME BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENT
             OR POSTPONEMENT THEREOF, INCLUDING, WITHOUT LIMITATION,
                     A MOTION TO ADJOURN THE ANNUAL MEETING

              -----------------------------------------------------



     The Board of Directors is not aware of any other business that may properly come before the Annual Meeting. The Board seeks the authorization of the shareholders of the Company, in the event matters properly come before the meeting, including, but not limited to, the consideration of whether to adjourn the Annual Meeting once called to order and to direct the manner in which those shares represented at the Annual Meeting by proxies solicited pursuant to this Proxy Statement shall be voted. As to all such matters, the Board intends that it would direct the voting of such shares in the manner determined by the Board, in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of the Company and its shareholders, taken as a whole.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, WITHOUT LIMITATION, A MOTION TO ADJOURN THE ANNUAL MEETING.










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                                       13

                             ADDITIONAL INFORMATION


INFORMATION ABOUT SHAREHOLDER PROPOSALS

     If you wish to submit proposals to be included in our next proxy statement for the 2001 Annual Meeting of Shareholders, we must receive them by April 5, 2001, pursuant to the proxy solicitation regulations of the SEC. SEC rules contain requirements as to which shareholder proposals must be in the Proxy Statement. Any such proposal will be subject to 17 C.F.R. Section 240.14a-8 of the rules and regulations promulgated by the SEC.

     In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

     o You must be a shareholder of record entitled to vote and have given timely notice in writing to the Secretary of the Company.

     o Your notice must contain the specific information required in our Bylaws.


                                  By Order of the Board of Directors,

                                  /s/ Peter J. Lyons
                                  ------------------

                                  Peter J. Lyons
                                  Chief Executive Officer and Director

Orlando, Florida
August 18, 2000


TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

USA DIGITAL, INC.                                                REVOCABLE PROXY



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF USA DIGITAL, INC.
    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 21, 2000.

     The undersigned stockholder of USA Digital, Inc. hereby appoints Mark D. Cobb and Peter J. Lyons, each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of USA Digital, Inc. held of record by the undersigned on August 15, 2000, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m., Eastern Time, on September 21, 2000, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement, dated August 18, 2000, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS OF USA DIGITAL, INC.   I WILL ATTEND ANNUAL MEETING.
UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE       / /
PROPOSALS IN ITEMS 1, 2 AND 3.
                                              Please Mark Your Choice Like This
                                              in Blue or Black Ink.
                                              /X/

-------------------------------------------------------------------------------

     1. Election of four directors to serve for a term of one year. The following four directors are the Board of Directors' nominees: Mark D. Cobb, Donald E Darden, Peter J. Lyons and Daniel J. Montague.

             FOR              AGAINST           ABSTAIN
             / /                / /               / /

-------------------------------------------------------------------------------

     2. Approval of the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending March 31, 2001.

             FOR              AGAINST           ABSTAIN
             / /                / /               / /

-------------------------------------------------------------------------------

     3. Authorization of the Board of Directors, in its discretion, to direct the vote of proxies upon such matters incident to the conduct of the Annual Meeting as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Annual Meeting.

             FOR              AGAINST           ABSTAIN
             / /                / /               / /

-------------------------------------------------------------------------------

                    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement for the Annual Meeting.

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    Signature(s)

                    Dated:                                               , 2000
                          ----------------------------------------------

                    Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.